Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

UNDER SECTION 906 OF THE

SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and in connection with the accompanying Annual Report on Form 10-K of Talos Energy Inc. (the “Company”) for the year ended December 31, 2021 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the “Report”), Timothy S. Duncan, Chief Executive Officer of the Company, and Shannon E. Young III, Chief Financial Officer of the Company, each certify, to the best of his knowledge, that:

i.
the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
ii.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 24, 2022	/s/ Timothy S. Duncan
Timothy S. Duncan
Chief Executive Officer and President (Principal Executive Officer)

/s/ Shannon E. Young III
Shannon E. Young III
Executive Vice President and Chief Financial Officer (Principal Financial Officer)